Calculation of Filing Fee Tables
S-8
Securitize Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Securitize Corp. 2026 Omnibus Incentive Plan (the '2026 Plan')	Other	12,999,753	$ 6.38	$ 82,938,424.14	0.0001381	$ 11,453.80
2	Equity	Options pursuant to the 2026 plan	Other	14,039,845	$ 0.46	$ 6,458,328.70	0.0001381	$ 891.90
3	Equity	Restricted Stock Units pursuant to the 2026 Plan	Other	1,121,761	$ 6.38	$ 7,156,835.18	0.0001381	$ 988.36
4	Equity	Restricted Stock Units pursuant to the 2026 Plan	Other	57,750	$ 6.38	$ 368,445.00	0.0001381	$ 50.88
5	Equity	2026 Securitize Holdings, Inc. Employee Stock Purchase Plan (the 'ESPP')	Other	3,264,376	$ 6.38	$ 20,826,718.88	0.0001381	$ 2,876.17
Total Offering Amounts:						$ 117,748,751.90		$ 16,261.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,261.11
Offering Note
[1]	This Registration Statement on Form S-8 (this 'Registration Statement') covers shares of Common Stock (i) authorized for issuance under the plans set forth in this table (such plans, collectively, the 'Plans') and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, or other similar transactions. Represents shares of Common Stock that may become issuable pursuant to the 2026 Plan with respect to equity awards granted under the 2026 Plan following the effective date of this Registration Statement. Rule 457(c) and Rule 457(h) Fee Calculation Rule 'Other' election - Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high ($6.58) and low ($6.18) prices reported for the registrant's shares of Common Stock on The New York Stock Exchange ("NYSE") on August 31, 2026, of which such date is within five business days of the filing of this registration statement.

[2]	This Registration Statement on Form S-8 (this 'Registration Statement') covers shares of Common Stock (i) authorized for issuance under the plans set forth in this table (such plans, collectively, the 'Plans') and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, or other similar transactions. Represents shares of Common Stock that may become issuable pursuant to the 2026 Plan in respect of options granted under the Securitize, Inc. 2018 Equity Incentive Plan (the Prior Plan) with respect to shares of common stock of Securitize, Inc., which were assumed under the 2026 Plan as Substitute Awards (as defined in the 2026 Plan) in connection with the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of October 27, 2025, by and among Registrant, Securitize, Inc. and certain other parties thereto (the Business Combination). Rule 457(h) Fee Calculation Rule 'Other' election - Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted-average exercise price of outstanding stock options.

[3]	This Registration Statement on Form S-8 (this 'Registration Statement') covers shares of Common Stock (i) authorized for issuance under the plans set forth in this table (such plans, collectively, the 'Plans') and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, or other similar transactions. Represents shares of Common Stock that may become issuable pursuant to the 2026 Plan in respect of restricted stock units granted under the Prior Plan with respect to shares of common stock of Securitize, Inc. which were assumed under the 2026 Plan as Substitute Awards in connection with the closing of the Business Combination. Rule 457(c) and Rule 457(h) Fee Calculation Rule 'Other' election - Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high ($6.58) and low ($6.18) prices reported for the registrant's shares of Common Stock on The New York Stock Exchange ("NYSE") on August 31, 2026, of which such date is within five business days of the filing of this registration statement.

[4]	This Registration Statement on Form S-8 (this 'Registration Statement') covers shares of Common Stock (i) authorized for issuance under the plans set forth in this table (such plans, collectively, the 'Plans') and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, or other similar transactions. Represents shares of Common Stock that may become issuable pursuant to the 2026 Plan with respect to equity awards granted under the 2026 Plan prior to the effective date of this Registration Statement. Rule 457(c) and Rule 457(h) Fee Calculation Rule 'Other' election - Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high ($6.58) and low ($6.18) prices reported for the registrant's shares of Common Stock on The New York Stock Exchange ("NYSE") on August 31, 2026, of which such date is within five business days of the filing of this registration statement.

[5]	This Registration Statement on Form S-8 (this 'Registration Statement') covers shares of Common Stock (i) authorized for issuance under the plans set forth in this table (such plans, collectively, the 'Plans') and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, or other similar transactions. Represents shares of Common Stock that may become issuable pursuant to the ESPP following the effective date of this Registration Statement. Rule 457(c) and Rule 457(h) Fee Calculation Rule 'Other' election - Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high ($6.58) and low ($6.18) prices reported for the registrant's shares of Common Stock on The New York Stock Exchange ("NYSE") on August 31, 2026, of which such date is within five business days of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources